NEWS RELEASE
FOR RELEASE: IMMEDIATELY

WAYNE SAVINGS BANCSHARES, INC. ANNOUNCES EARNINGS FOR THE QUARTER ENDED SEPTEMBER 30, 2007

Wooster, Ohio (October 25, 2007) – Wayne Savings Bancshares, Inc. (NASDAQ:WAYN), the stock holding company parent of Wayne Savings Community Bank, reported net earnings of $547,000 or $.18 per diluted share for the second fiscal quarter ended September 30, 2007, compared to $484,000 or $.15 per diluted share for the second fiscal quarter ended September 30, 2006.  The increase in net earnings was primarily due to a decrease in general, administrative and other expense.

Net interest income increased $2,000 for the quarter ended September 30, 2007, compared to the quarter ended September 30, 2006.  Interest income increased $215,000 for the 2007 quarter, compared to the same quarter in 2006, primarily due to a shift in balance sheet composition from investment securities and residential mortgage loans toward higher yielding commercial and non-residential real estate loans, and the reinvestment of maturing investment securities and mortgage-backed securities cashflows into higher yielding securities.  Interest expense increased $213,000 compared to the prior year period as a result of increased rates paid on certificates of deposit and a shift in deposit composition from savings and checking deposits to higher rate certificates of deposit and borrowed funds.  A provision for losses on loans of $25,000 was made during the quarter ended September 30, 2007 compared to a provision of $30,000 during the quarter ended September 30, 2006, based on management’s evaluation of the portfolio performance indicators, growth in the commercial loan portfolio and economic conditions in our market area.  Other income increased $7,000, due primarily to increases in income on bank owned life insurance and trust department income, partially offset by a decrease in other fee income.  General, administrative and other expense decreased by $39,000 primarily due to severance expenses associated with a restructuring of the branch management organization recognized in the September 2006 quarter that did not recur in the September 2007 quarter, partially offset by the effects of normal merit payroll increases and increased costs of employee benefits during the September 2007 quarter compared to the September 2006 quarter.  Tax expense decreased by $10,000 mainly due to the beneficial effect of additional tax advantaged investments.

For the six month period ended September 30, 2007, net earnings totaled $1,070,000 or $0.35 per diluted share, compared to net earnings of $1,077,000, or $0.33 per diluted share for the six months ended September 30, 2006.

Net interest income decreased $137,000 for the six months ended September 30, 2007 compared to the six months ended September 30, 2006.  Interest income increased $478,000 for the 2007 six month period compared to the same period in 2006, as a result of a shift in portfolio composition from investment securities and residential mortgage loans toward commercial and non-residential real estate loans and the reinvestment of maturing investment securities and mortgage-backed securities into higher yielding securities.  Interest expense increased $615,000 compared to the prior year period as a result of increased rates paid on certificates of deposit and a shift in deposit composition from savings and checking deposits to certificates of deposit and borrowed funds.  A provision for losses on loans of $55,000 was made during the six months ended September 30, 2007 compared to a provision of $60,000 for the six months ended September 30, 2006, based on management’s evaluation of the portfolio performance indicators, growth in the commercial loan portfolio and economic conditions in our market area.

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Other income increased $29,000, due primarily to increases in trust and income on bank owned life insurance, partially offset by a decrease in other fee income.  General, administrative and other expense decreased by $32,000 primarily due to severance expenses associated with a restructuring of the branch management organization recognized in the September 2006 period that did not recur in the September 2007 period, partially offset by the effects of normal merit payroll increases and increased costs of employee benefits during the September 2007 period compared to the September 2006 period.  Tax expense decreased by $64,000 mainly due to the beneficial effect of additional tax advantaged investments.

According to Phillip E. Becker, President and Chief Executive Officer, “the Company continues to focus on discipline in the pricing of loans and deposits to manage the net interest margin while carefully underwriting loan applications to manage the inherent risk in the Company’s loan portfolio.  Regional economic conditions and intense competition for both loans and deposits continue as themes that limit the Company’s ability to grow assets and net income.  Management continues to work in a deliberate fashion to offset these economic and competitive conditions through control and reduction of non-interest expense while positioning the Company to better serve its customer base in the future.”

At September 30, 2007, Wayne Savings Bancshares, Inc. reported total assets of $398.9 million, down from total assets of $405.7 million at March 31, 2007.  Deposits decreased $10.9 million, or 3.3%, to $322.6 million from $333.5 million at March 31, 2007.   Stockholders’ equity at September 30, 2007 amounted to $34.1 million, or 8.54% of total assets, compared to $34.4 million and 8.49% at March 31, 2007.  The $365,000 decrease in stockholders’ equity was primarily due to the purchase of treasury shares and payment of dividends, partially offset by net earnings.

Established in 1899, Wayne Savings Community Bank, the wholly owned subsidiary of Wayne Savings Bancshares, Inc., has eleven full-service banking locations in the communities of Wooster, Ashland, Millersburg, Rittman, Lodi, North Canton, and Creston, Ohio.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income, competitive factors which could affect net interest income and noninterest income, changes in demand for loans, deposits and other financial services in the Company's market area; changes in asset quality, general economic conditions as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

CONTACT PERSON:	H. STEWART FITZ GIBBON III
EXECUTIVE VICE PRESIDENT
CHIEF FINANCIAL OFFICER
(330) 264-5767

WAYNE SAVINGS BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands, except per share data)

	September 30, 2007	March 31, 2007
	(Unaudited)
ASSETS

Cash, cash equivalents, & investment securities (1)	$54,592	$71,908
Mortgage-backed securities, net (1)	74,368	69,065
Loans receivable, net	245,443	240,049
Federal Home Loan Bank stock	4,829	4,829
Office premises & equipment, net	8,113	8,179
Real estate acquired through foreclosure	7	-
Other assets	11,566	11,707
TOTAL ASSETS	$398,918	$405,737

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposit accounts	$322,631	$333,540
Advances from Federal Home Loan Bank	39,000	34,500
Advances by borrowers for taxes & insurance	656	616
Accounts payable on mortgage loans serviced for others	178	197
Other liabilities	2,385	2,451
TOTAL LIABILITIES	364,850	371,304

Common stock (3,978,731 shares of $.10 par value issued at
June 30, 2007 and March 31, 2007)	398	398
Additional paid-in capital	36,106	36,106
Retained earnings	12,292	11,982
Less required contributions for shares acquired by Employee Stock Ownership Plan	(1,158)	(1,158)
Less Treasury Stock (835,409 shares at September 30, 2007 and
784,622 shares at March 31, 2007)	(13,062)	(12,419)
Accumulated other comprehensive loss	(508)	(476)
TOTAL STOCKHOLDERS' EQUITY	34,068	34,433

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$398,918	$405,737
(1) Includes available for sale classifications.

WAYNE SAVINGS BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except for per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2007	2006

Interest income	$5,793	$5,578
Interest expense	2,975	2,762
Net interest income	2,818	2,816
Provision for losses on loans	25	30
Net interest income after provision for loan losses	2,793	2,786
Other income	438	431
General, administrative, and other expense	2,499	2,538
Earnings before federal income taxes	732	679
Federal income taxes	185	195
Net earnings	$547	$484

Earnings per share
Basic	$0.18	$0.15
Diluted	$0.18	$0.15

Dividends per share	$0.12	$0.12

	Six Months Ended
	September 30,
	2007	2006

Interest income	$11,492	$11,014
Interest expense	5,892	5,277
Net interest income	5,600	5,737
Provision for losses on loans	55	60
Net interest income after provision for loan losses	5,545	5,677
Other income	886	857
General, administrative, and other expense	4,993	5,025
Earnings before federal income taxes	1,438	1,509
Federal income taxes	368	432
Net earnings	$1,070	$1,077

Earnings per share
Basic	$0.35	$0.33
Diluted	$0.35	$0.33

Dividends per share	$0.24	$0.24

WAYNE SAVINGS BANCSHARES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data - unaudited)

	For the Three Months
	ended September 30,

	2007	2006

Quarterly Results

Net Interest Income	$2,818	$2,816
Net Earnings	$547	$484
Earnings Per Share:
Basic	$0.18	$0.15
Diluted	$0.18	$0.15
Average Assets	$394,654	$400,198
Average Equity	$33,989	$35,825
Return on Average Assets (Annualized)	0.55%	0.48%
Return on Average Equity (Annualized)	6.44%	5.40%

	For the Six Months
	ended September 30,

	2007	2006

Six Month Results

Net Interest Income	$5,600	$5,737
Net Earnings	$1,070	$1,077
Earnings Per Share:
Basic	$0.35	$0.33
Diluted	$0.35	$0.33
Average Assets	$395,817	$399,333
Average Equity	$34,135	$35,731
Return on Average Assets (Annualized)	0.54%	0.54%
Return on Average Equity (Annualized)	6.27%	6.03%

	September 30,	March 31,
	2007	2007

End of Period Data

Total Assets	$398,918	$405,737
Stockholders' Equity	$34,068	$34,433
Stockholders' Equity to Total Assets	8.54%	8.49%
Shares Outstanding	3,143,322	3,194,109
Book Value Per Share	$10.84	$10.78